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                                                                    EXHIBIT 4(f)

         [FORM OF] SERIES [___]CLASS C FLOATING RATE ASSET-BACKED NOTE

         UNLESS THIS CLASS C NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS C
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE HOLDER OF THIS CLASS C NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER OR CNH WHOLESALE RECEIVABLES INC., OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER OR CNH WHOLESALE RECEIVABLES INC. OF, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

         THE HOLDER OF THIS CLASS C NOTE, BY ACCEPTANCE OF THIS CLASS C NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS CLASS C NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

         THE HOLDER OF THIS CLASS C NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE CLASS C NOTE WITH THE PLAN ASSETS OF AN "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), WHICH IS SUBJECT TO TITLE I OF ERISA, A "PLAN" AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY, OR A GOVERNMENTAL PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR
SECTION 4975 OF THE CODE (EACH SUCH ENTITY A "BENEFIT PLAN"); OR (II) THE ACQUISITION AND HOLDING OF THE CLASS C NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR APPLICABLE
LAW).

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REGISTERED                                                     $_________ No. __
CUSIP NO. __________

                         CNH WHOLESALE MASTER NOTE TRUST

             CLASS C FLOATING RATE ASSET BACKED NOTES, SERIES [___]

         CNH Wholesale Master Note Trust, a statutory trust created under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, a principal sum of _______________________ payable on the __________ ____ Payment Date (the "Scheduled Final Payment Date"), except as otherwise provided below or in the Indenture; provided, however, that the entire unpaid principal amount of this Class C Note shall be due and payable on the _________ ____ Payment Date (the "Legal Final Maturity Date"). Interest will accrue on this Class C Note from each Interest Payment Date (or, in the case of the first Interest Payment Date, from the date of issuance of this Class C Note) to but excluding the following Interest Payment Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Such principal of and interest on this Class C Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Class C Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class C Note shall be applied first to interest due and payable on this Class C Note as provided above and then to the unpaid principal of this Class C Note.

         Reference is made to the further provisions of this Class C Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class C Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class C Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

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         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

                                    CNH WHOLESALE MASTER NOTE TRUST,
                                    as Issuer

                                    By:  The Bank of New York, not in its
                                    individual capacity but solely as Owner
                                    Trustee under the Trust Agreement

                                    By:
                                    Name:
                                    Title:

                                    Date:  _______ __, 200[  ]

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                     JPMORGAN CHASE BANK, not in its individual capacity but solely as Indenture Trustee

                                     By:
                                     Name:
                                     Title:

                                     Date:  ____________ __, 200[  ]

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                                [REVERSE OF NOTE]

         This Class C Note is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its CNH Wholesale Master Note Trust Asset-Backed Notes Series 200_-_ (herein called the "Notes"), all issued under an Indenture dated as of ________ __, 2003 (such indenture, as supplemented or amended, is herein called the "Indenture"), as supplemented by an Indenture Supplement dated as of ______ __, 200[ ] (the "Indenture Supplement"), between the Issuer and [_________________], as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture and the Indenture Supplement. All terms used in this Class C Note that are defined in the Indenture or the Indenture Supplement, each as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Indenture Supplement, as so supplemented or amended.

         The Class A Notes and the Class B Notes will also be issued under the Indenture.

         Principal of the Class C Notes will be payable on the Expected Principal Payment Date in an amount described on the face hereof.

         As described above, the entire unpaid principal amount of this Class C Note shall be due and payable on the Legal Final Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes may be due and payable following an Event of Default in the manner provided in SECTION 7.02 of the Indenture; provided, however, that such acceleration of the entire unpaid principal amount of the Notes may be rescinded by the holders of not less than a majority of the Outstanding Dollar Principal Amount of the Notes. All principal payments on the Class C Notes shall be made pro rata to the Noteholders entitled thereto.

         THIS CLASS C NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A NOTES AND THE CLASS B NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.

         On any day occurring on or after the date on which the aggregate Collateral Amount of the Notes is reduced to less than [ ]% of its Initial Dollar Principal Amount, the Servicer has the right, but not the obligation, to redeem the Notes in whole but not in part, pursuant to SECTION 12.02 of the Indenture equal the Outstanding Dollar Principal Amount of the Notes, plus interest accrued and unpaid to but excluding the date of redemption.

         On each Payment Date, the Paying Agent shall distribute to each Class C Noteholder of record on the related Record Date (except for the final distribution with respect to this Class C Note) such Class C Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class C Notes. Final payments of this Class C Note will be made only upon presentation and surrender of this Class C Note at the office or offices therein specified.

         Payments of interest on this Class C Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Class C Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Class C Note(or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the clearing agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class C Note be submitted for notation of payment. Any reduction in the principal amount of this Class C Note(or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class C Note and of any Class C Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class C Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class C Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the City of New York.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class C Note may be registered on the Note Register upon surrender of this Class C Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class C Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Class C Note or, in the case of a Note Owner, a beneficial interest in a Class C Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Class C Note or, in the case of a Note Owner, a beneficial interest in a Class C Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder that it will not at any time institute against CNH Wholesale Receivables Inc. or the Issuer, or join in any institution against CNH Wholesale Receivables Inc. or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any Enhancement Agreement.

         Prior to the due presentment for registration of transfer of this Class C Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Class C Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class C Note is overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing not less than a majority of the Outstanding Dollar Principal Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Dollar Principal Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class C Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class C Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class C Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Issuer" as used in this Class C Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Class C Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         THIS CLASS C NOTE AND THE INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         No reference herein to the Indenture and no provision of this Class C Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class C Note at the times, place, and rate, and in the coin or currency herein prescribed.

         No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Owner Trustee or of any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity). The Holder of this Class C Note by the acceptance hereof agrees that, except as expressly provided in the Indenture and the Indenture Supplement in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class C Note.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee
___________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name and address of assignee)_______________________________________ the within
Class C Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Class C Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ________________________             _________________________________ *
                                                   Signature Guaranteed:

    --------------------
* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class C Note in every particular, without alteration, enlargement or any change whatsoever.